EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

by and among

BPZ Resources, Inc. and
the Investors Named Herein

Dated February 19, 2009

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated February 19, 2009, is by and among BPZ Resources, Inc., a Texas corporation (the “Company”), and the Investors named on Schedule 1.1 hereto (collectively, the “Investors” and each the “Investor”).

RECITALS

WHEREAS, the Company has received from each Investor a Purchaser Suitability Questionnaire (the “Questionnaire”) relating to the transactions contemplated in this Agreement, each Investor has executed a Confidentiality Agreement relating to the Company’s business and each Investor acknowledges that he has been given full access by the Company to all information concerning the business and financial condition, properties, operations and prospects of the Company that Investor has deemed relevant for purposes of making the investment contemplated by this Agreement.

WHEREAS, the Company proposes to issue and sell to Investors, and Investors desire to purchase from the Company, shares of the Company’s common stock, no par value (the “Common Stock”), on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.                                      Purchase

1.1.                              Purchase and Sale of Stock.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Investor, and each Investor severally agrees to purchase from the Company, the number of shares of the Company’s authorized but unissued Common Stock (the “Shares”) set forth with respect to such Investor on Schedule 1.1 hereto, at a price per share equal to $3.05.  The closing (the “Closing”) of the sale of the Shares shall be effected at the offices of the Company on February 19, 2009, or at such other time and place as may be agreed to by the Investors and the Company (the “Closing Date”).  At the Closing, subject to the terms and conditions hereof, the Company shall cause the issuance of the Shares purchased by such Investor from the Company, against payment of the full amount of such Investor’s aggregate purchase price by wire transfer of immediately available funds to the Company’s bank account.

1.2.                              Legends.  All certificates representing the Shares shall bear the following legend (in addition to any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend or any other restrictive legend to the holder of the Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”) within three business days following delivery by Investor to the Company or the Company’s transfer agent of a certificate representing Shares, if (i) such Shares are registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (“SEC Rule 144”) or Rule 144A promulgated under the Securities Act.

1.3.                              Stop Transfer Orders.  All certificates representing the Shares will be subject to a stop transfer order with the Depository Trust Company or with the Company’s transfer agent that restricts the transfer of such Shares except in compliance with this Agreement.

1.4.                              Buy-In. If the Company shall fail for any reason or for no reason to issue to an Investor unlegended certificates within seven (7) business days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to such Investor, if on or after the business day immediately following such seven (7) business day period, such Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that such Investor anticipated receiving from the Company without any restrictive legend (or a broker or trading counterparty through which the Investor has agreed to sell shares makes such purchase) (a “Buy-In”), then the Company shall, within seven (7) business days after such Investor’s request and in such Investor’s sole discretion, either (i) pay cash to the Investor in an amount equal to such Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Investor a certificate or certificates representing such shares of

Common Stock and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, times (b) the closing bid price on the Deadline Date.

2.                                      Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Investors:

2.1.                              Organization, etc.  The Company is a corporation, duly organized and validly existing and in good standing under the laws of the State of Texas, with full power and authority (corporate and otherwise) to own its properties and conduct its business as currently conducted, and is qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of property requires such qualification or licensing, except where failure to be so qualified or licensed would not have a material adverse effect on the financial condition, operations or prospects of the Company and its Subsidiaries (as defined below), taken as a whole (for the Company and its Subsidiaries, a “Material Adverse Effect”).  Each company (each, a “Subsidiary”) listed on Schedule 2.1 hereof is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and otherwise) to own its properties and conduct its business as currently conducted and is qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdiction in which the conduct of its business or the ownership of property requires such qualification or licensing, except where failure to be so qualified or licensed would not have a Material Adverse Effect.  Except for the Subsidiaries, the Company does not own, of record or beneficially, the securities of any other entity.

2.2.                              Authority.  The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such action has been duly authorized by all necessary corporate action on the part of the Company, and no further action is required by the Company, its Board of Directors or its stockholders in connection therewith (including, without limitation, under the rules and regulations of the NYSE Alternext US exchange). The issuance and sale of the Shares has been duly authorized and if, as and when issued in accordance with the terms of this Agreement and delivered to the Investors, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable and will be free of any Encumbrance (as defined below) created by the Company, in the Company’s control, or of which the Company has actual knowledge following reasonable inquiry, other than those imposed pursuant to this Agreement and securities laws of general application.  As used in this Agreement, “Encumbrance” shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right of way, encroachment, private building or use restriction, conditional sales agreement or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title.  Except as set forth in Schedule 2.2, the issuance and sale of the Shares will not be subject to preemptive or other similar rights of any holder of the Company’s securities.

2.3.                              Enforceability.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement and obligation of the Company enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

2.4.                              No Violation.  The execution and the delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, including the issuance and sale of the Shares, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (or an event that with notice or lapse of time would become a default), (iii) result in a violation of, or (iv) require any authorization, consent, filing or approval not heretofore obtained pursuant to, (a) any binding written or oral agreement or instrument including, without limitation, any charter, bylaw, trust instrument, indenture or evidence of indebtedness, lease, contract or other obligation or commitment (each, a “Contractual Obligation”) binding upon the Company or any Subsidiary or any of their respective properties or assets, or (b) any law, rule, regulation, restriction, order, writ, judgment, award, determination, injunction or decree of any court or government, or any decision or ruling of any arbitrator (each, a “Requirement of Law”) binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets (including the rules and regulations of any self-regulatory organization to which the Company or its securities are subject) and which would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.5.                              Litigation.  Except as set forth in Schedule 2.5 or the SEC Reports (as defined in Section 2.7 below), there are no pending or, to the best of the Company’s knowledge, threatened actions, claims, orders, decrees, investigations, suits or proceedings (each, an “Action”) by or before any governmental authority, arbitrator, court or administrative agency which would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s knowledge there is not pending or contemplated, any investigation by the Securities and Exchange Commission (the “SEC”) involving the Company or any current or former director or officer of the Company except as publicly disclosed.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act.

2.6.                              Capitalization.  The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, no par value, 78,748,390 shares issued and outstanding as of the date hereof, and 25,000,000 shares of preferred stock, no par value, none of which are issued or outstanding as of the date hereof.  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company.  Except as set forth on Schedule 2.6, the Company owns 100% of the capital stock or other equity interest of each of the Subsidiaries free and clear of any lien, pledge, security interest or other encumbrance .  Except as set forth on Schedule 2.6 hereto, (i) there do not exist any other authorized or outstanding securities, options, warrants, calls, commitments, rights to subscribe or other instruments, agreements or rights of any character, or any preemptive rights, convertible into or exchangeable for, or requiring or relating to the issuance, transfer or sale of, any shares of capital stock or other securities of the Company or any Subsidiary and (ii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company.  The Common Stock is listed on the NYSE Alternext US exchange and no order ceasing or suspending trading in the Common Stock has been issued and no proceeding for such purpose is pending or, to the knowledge of the Company, threatened.

2.7.                              Annual Report; Financial Statements.  Except as qualified by Schedule 2.7, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended; Quarterly Reports on Form 10-Q for the periods respectively ended March 31, 2008, as amended; June 30, 2008 and September 30, 2008; and Reports on Form 8-K on January 4, 2008; March 5, 2008; March 24, 2008; May 20, 2008; July 8, 2008; August 20, 2008; October 2, 2008; October 21, 2008; November 24, 2008; January 14, 2009; January 29, 2009 and February 5, 2009 (including all exhibits and schedules thereto, the “SEC Reports”) have been filed with the SEC and the SEC Reports complied in all material respects with the rules of the SEC applicable to such SEC Reports on the dates filed with the SEC, and the SEC Reports did not contain, on the date of filing with the SEC, and do not contain as of the date hereof, and the SEC Reports will not contain as of the Closing Date, any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.   As of the date hereof, except as set forth in Schedule 2.7, the SEC Reports have not been amended.  Except as qualified by Schedule 2.7, all of the consolidated financial statements included in the SEC Reports (the “Company Financial Statements”):  (i) have been prepared from and on the basis of, and are in accordance with, the books and records of the Company and with generally accepted accounting principles in the United States (“GAAP”) applied on a basis consistent with prior accounting periods; (ii) fairly and accurately present in all material respects the consolidated financial condition of the Company as of the date of each such Company Financial Statement and the results of its operations for the periods therein specified; and (iii) in the case of the Company Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, are accompanied by the audit opinion of the Company’s independent public accountants.  Except as set forth in Schedule 2.7 or in the Company Financial Statements, as of the date hereof and as of the Closing Date, the Company has no liabilities other than (i) liabilities which are reflected or reserved against in the Company Financial Statements and which remain outstanding and undischarged as of the date hereof, (ii) liabilities arising in the ordinary course of business of the Company since September 30, 2008, or (iii) liabilities which were not required by GAAP to be reflected or reserved on the Company Financial

Statements.  Since September 30, 2008, except as set forth on Schedule 2.7 hereto and in the SEC Reports, there has not been any event or change which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and the Company has no knowledge after reasonable inquiry of any event or circumstance that would result in such a Material Adverse Effect.

2.8.                              Absence of Certain Changes.  Since September 30, 2008 (the “Balance Sheet Date”), except as set forth on Schedule 2.8 hereto, and in the SEC Reports, neither the Company nor any of the Subsidiaries has:

(a)                      redeemed, purchased or otherwise acquired directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

(b)                     paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

(c)                      incurred any obligation for money borrowed (including any obligations under letter of credit, banker’s acceptance or related reimbursement agreement, to the extent drawn) or assumed, guaranteed or endorsed such obligations, or permitted or allowed any of its material properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, claim, lien, security interest, encumbrance, restriction or charge of any kind outside of the ordinary course of business;

(d)                     cancelled any debt or waived any claim or right of substantial value;

(e)                      sold, transferred, licensed, leased, pledged, mortgaged or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible) or any material amount of property or assets, except in the ordinary course of business;

(f)                        disposed of or permitted to lapse any right to the use of any Proprietary Rights (as defined in Section 2.14 hereof), or disposed of or disclosed to any person or entity, other than representatives of the Investors and persons subject to a nondisclosure agreement, any trade secret, formula, process, know-how or other Proprietary Right not yet a matter of public knowledge;

(g)                     granted any material increase or accrual in or accelerated, any benefit or compensation payable or to become payable to any officer, director, employee or consultant, including any such increase, accrual or acceleration pursuant to any benefit plan except in connection with a promotion or job change or any general increase in the compensation payable or to become payable to officers, employees or directors in the ordinary course of business, or entered into or amended in any material way any employment, material consulting, severance, termination or material benefit plan agreement or arrangement other than in the ordinary course of business;

(h)                     declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any of the Subsidiaries;

(i)                         made any change in any method of tax or financial statement accounting or accounting practice that would or would reasonably be expected to result in any material change in the Company Financial Statements;

(j)                         paid, loaned or advanced any amount to, or sold, transferred or leased any material properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or employees or any affiliate of any of its officers or directors or employees, except for directors’ fees and compensation to officers in the ordinary course of business;

(k)                      amended its certificate of incorporation or by-laws or similar organizational documents;

(l)                         issued, sold, transferred, pledged, disposed of or encumbered any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock, other than shares of Common Stock reserved for issuance on the date of this Agreement pursuant to the Company’s 2005 Long-Term Incentive Compensation Plan, Company’s 2007 Long-Term Incentive Compensation Plan, or the Company’s 2007 Directors’ Compensation Incentive Plan, the exercise of any warrants or options to purchase Common Stock described on Schedule 2.6 or existing agreements that require the Company to issue shares of Common Stock;

(m)                   terminated or materially modified or amended any of its material contracts or waived, released or assigned any material rights under any material contract or claims, except in the ordinary course of business and consistent with past practice;

(n)                     revalued in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by GAAP;

(o)                     adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Subsidiaries; or

(p)                     agreed, whether in writing or otherwise, to take any action described in this section.

2.9.                              Income Tax Returns.  The Company and the Subsidiaries have filed all federal and state income tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The Company has no knowledge of any pending assessments or adjustments of the income tax payable of the Company or the Subsidiaries with respect to any year.

2.10.                        Permits; Compliance With Law.  The Company and each Subsidiary possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable them to own, lease or operate their respective properties and to conduct the business in which they are now engaged in compliance with applicable law, except where failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company and each Subsidiary are in compliance with all Requirements of Law in the conduct of their business and corporate affairs, except where failure to comply, singly or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits, consents, approvals, franchises, licenses, trademarks, trade names, patents, or fictitious names.

2.11.                        ERISA.  The Company, each Subsidiary and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or any Subsidiary or their ERISA Affiliates (as defined below) (“Plan”) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to any of the Company or any Subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or any Subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to Plan.  No Plan, if such Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, any Subsidiary nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.  Each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

2.12.                        Contracts.  Schedule 2.12 sets forth a description of each Contractual Obligation not filed as an exhibit to the SEC Reports that provides for payments to or by the Company or any Subsidiary in excess of $500,000, or is otherwise material to the operations of the Company or any Subsidiary.  Except as set forth on Schedule 2.4, neither the Company nor any Subsidiary is in default on any Contractual Obligation, except for such defaults which would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.13.                        Environmental Matters.  Since September 10, 2004, the Company and the Subsidiaries have at all times been in compliance with any and all applicable foreign, federal, state and local laws, regulations, permits, licenses or approvals relating to the protection of human health and safety, including, without limitation, those relating to occupational safety and health, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those relating to the storage, handling or transportation of hazardous or toxic materials except where the failure to so comply would not cause or reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.  Except as described in the SEC Reports, to the Company’s knowledge none of the operations of the Company or any Subsidiary is the subject of any foreign, federal, state or local investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment.  There is no actual or, to the Company’s best knowledge, threatened claim, investigation, proceeding, order or decree in connection with any release of any toxic or hazardous waste or substance into the environment.

2.14.                        Trademarks, etc.  The Company and the Subsidiaries own, have sufficient title to, or have the right to use (or can obtain the right to use on reasonable commercial terms), all patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights (collectively, the “Proprietary Rights”) necessary to their business as now conducted without infringing upon the right of any person.  Except for employee confidentiality agreements with employees and consultants, there are no outstanding material options, licenses or agreements relating to intellectual property rights of the Company or any Subsidiary necessary to their business as now conducted, nor is the Company or any Subsidiary bound by or a party to any material options, licenses or agreements with respect to the Proprietary Rights of any other person or entity.  To the Company’s knowledge, neither the Company nor any Subsidiary has violated or is in current violation of, and neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary has violated or, by conducting its business as proposed, would violate, any of the Proprietary Rights of any other person or entity.  The Company and the Subsidiaries are not aware of any material violation by a third party of any of their Proprietary Rights necessary to their business as now conducted.

2.15.                        Employees.  All employees of the Company and each Subsidiary are employed “at will” and, except as set forth on Schedule 2.15, may be terminated without payment of severance or incurrence of any other liability of the Company or the Subsidiaries; no employee of the Company is in violation of any material term of any employment contract, confidentiality agreement or any other material Contractual Obligation relating to the right of any such employee to be employed by the Company or any Subsidiary; and neither the Company nor any Subsidiary has any employee severance agreement covering any of its employees.  There are no labor disputes or union organization activities pending or threatened between the Company or the Subsidiaries and their employees.

2.16.                        Title to Properties.  The assets owned or leased by the Company and the Subsidiaries are all of the assets necessary to conduct the business of the Company and the Subsidiaries as currently being conducted or as proposed to be conducted.  The Company and the Subsidiaries have good and marketable title to all of the assets they own, real and personal, movable and immovable, tangible and intangible, free and clear of any charge, claim, lien, pledge, security interest or other encumbrance, except for: (a) liens for taxes not yet due and payable, (b) Encumbrances described on Schedule 2.16 hereto, or (c) minor imperfections of title and Encumbrances, if any, which (i) are not substantial in amount, (ii) do not detract from the value of the property subject thereto, impair the operations of the business of the Company, or the use or license of certain of the assets of the Company, and (iii) have arisen in the ordinary course of business consistent with past practice.

2.17.                        Related Party Transactions.  Except for this Agreement and those contracts described in the SEC Reports or on Schedule 2.17 hereto, no existing Contractual Obligation of the Company or the Subsidiaries is with or for the direct benefit of (i) any party owning, or formerly owning, beneficially or of record, directly or indirectly, in excess of five percent (5%) of the outstanding capital stock of the Company, (ii) any director, officer or similar representative of the Company or any Subsidiary, (iii) any natural person related by blood, adoption or marriage to any party described in (i) or (ii), or (iii) any entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5%) beneficial interest (a “Related Party”).  Without limiting the generality of the foregoing, no Related Party, directly or indirectly, owns or controls any material assets or material properties which are used in the Company’s or the Subsidiaries’ business and, to the actual knowledge of the Company after reasonable inquiry, no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business which is, or has been within the last two years, a competitor, customer or supplier of the Company or any Subsidiary or has done business with the Company or any Subsidiary or which currently sells or provides products or services which are similar or related to the products or services sold or provided in connection with the business of the Company or any Subsidiary.

2.18.                        Brokers.  The Company will pay Morgan Keegan & Company, Inc. (the “Financial Advisor”), contingent upon the successful closing of a strategic transaction (including the private placement covered by this Agreement), an advisory fee, in cash at closing equal to 1.5% of the gross proceeds delivered to the Company at such closing.  The Company will also pay Pritchard Capital Partners, LLC (the “Placement Agent”), contingent upon the successful closing of a strategic transaction (including the private placement covered by this Agreement), a placement fee, in cash at closing equal to 5% of the gross proceeds delivered to the Company at such closing.  No other person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall indemnify, pay, and hold each

Investor harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

2.19.                        Securities Law Matters.  Except as set forth on Schedule 2.7, since January 1, 2008, the Company has timely filed all reports, registration statements, proxy statements and other materials (including any exhibits and schedules), together with any amendments required to be made with respect thereto, that were required to be filed with (i) the SEC under the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) any applicable state securities authorities and (iii) the NYSE Alternext US exchange.  Subject to the accuracy of the representations and warranties of the Investors set forth in Section 3, the offer, sale and issuance of the Shares to the Investors will be exempt from registration under the Securities Act.  The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the NYSE Alternext US exchange.  As of their respective dates, or, if applicable, the dates they were amended prior to the date hereof, such reports, registration statements, proxy statements and other materials complied in all material respects with all applicable requirements (including but not limited to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) to the extent then in effect and applicable) of the Securities Act or the Exchange Act, as applicable, and other federal securities laws as of the date thereof.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

2.20.                        No Anti-Dilution Rights.  Except as set forth on Schedule 2.20, the transactions contemplated hereby will not trigger any anti-dilution provisions contained in any existing agreements.

2.21.                        Full Disclosure.  No preliminary summary offering memorandum, final summary offering memorandum, representation, warranty, schedule or certificate of the Company made or delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact the absence of which makes such representation, warranty or other statement misleading.  Without limiting the foregoing, the Company further represents that the unaudited financial statements as of and for the year ended December 31, 2008 included in the final summary offering memorandum have been prepared in accordance with GAAP applied on a consistent basis with prior accounting periods, and fairly present in all material respects the consolidated financial condition of the Company as of the date of such financial statements and the results of operations and cash flows for the period then ended, subject to normal, year-end audit adjustments which would not be material, individually or in the aggregate.

2.22.                        Internal Accounting and Disclosure Controls.  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer or officers (or their equivalent) and principal financial officer or officers (or their equivalent), or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  Except as disclosed in the SEC Reports, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.  Since December 31, 2007, the Company has not made any change in its internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers (or their equivalent) and its principal financial officer or officers (or their equivalent), as appropriate, to allow timely decisions regarding required disclosure.  Such disclosure controls and procedures are effective to perform the functions for which they were established.  Except as disclosed in the SEC Reports, since December 31, 2007, neither the Company nor any of the Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of the Subsidiaries.

2.23.                        Compliance with Sarbanes-Oxley Act and Listing Requirements.  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder.  The principal executive officer or officers (or their equivalents) and principal financial officer or officers (or their equivalents) of the Company have duly made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certification are complete and correct as of the respective dates thereof.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the applicable listing and maintenance requirements and corporate governance rules of the NYSE Alternext US exchange.

2.24.                        Auditor.  Johnson Miller & Co., CPA’s PC, who have audited the Company Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder, and have been appointed by an Audit Committee comprised entirely of independent directors of the Board of Directors of the Company, as independence is defined under the rules of the NYSE Alternext US exchange.

2.25.                        No Integrated Offering.  None of the Company, the Subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise.  None of the Company, the Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any stock exchange on which the Common Stock is listed.  Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.

2.26.                        Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) other than the Financial Advisor or the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) other than the Financial Advisor or the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another person to purchase any other securities of the Company.

2.27.                        Insurance.  Each of the Company and the Subsidiaries maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.  Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.28.                        Improper and Other Payments.  Neither the Company, any Subsidiary, any joint venture, any director, officer, employee, agent or representative of the Company or any Subsidiary nor any person acting on behalf of any of them during the last five years (i) has made any unlawful contribution to any domestic or foreign political party or candidate, or failed to disclose fully any contribution in violation of law, (ii) has made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States, any foreign government or any respective jurisdiction thereof, or (iii) has made, paid or received any bribes, kickbacks or other similar payments to or from any person, whether lawful or unlawful.  The internal accounting controls of the Company and the Subsidiaries are adequate to detect any of the foregoing.

2.29.                        Directors and Officers.  To the best of the Company’s knowledge, information and belief, none of the current directors or officers of the Company or the Subsidiaries is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the United States or elsewhere.

2.30.                        Reserve Report.  The information underlying the estimates of the reserves of the Company and the Subsidiaries, which was supplied by the Company to Netherland, Sewell & Associates, Inc. (“NSAI”), independent petroleum engineers, for purposes of preparing the reserve information in the Company’s Annual Report on Form 10-K for the years ended December 31, 2007 and 2008 (the “Reserve Reports”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Company’s ownership interests in properties, was true and correct in all material respects on the dates of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to NSAI were prepared in good faith and with a reasonable basis; the information provided to NSAI by the Company for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices; NSAI was, as of the dates of the Reserve Reports, and is, as of the date hereof, independent petroleum engineers with respect to the Company; to the knowledge of the Company, there are not any facts or circumstances that would adversely effect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the SEC Reports and reflected in the Reserve Reports such as to cause a Material Adverse Effect; estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

2.31.                        Disclosure.  Neither the Company nor any other person acting on its behalf has provided any of the Investors or their respective agents or counsel with any information that constitutes material non-public information other than concerning the transactions contemplated by this Agreement or disclosed pursuant to a non-disclosure agreement.  The Company acknowledges that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed on the 10-K Filing (as defined in Section 9.12 below) or the 8-K Filing (as defined in Section 9.12 below), as applicable.

2.32.                        Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an affiliate of, and immediately following the

Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.33.                        Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Investor solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Investor’s ownership of the Shares.

2.34.                        Acknowledgment Regarding Investors’ Purchase of Shares.  The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Shares.

2.35.                        Shell Company Status. The Company is not, and has not been within the three years preceding the date hereof, an issuer identified in Rule 144(i)(1).

2.36.                        Registration Eligibility. The Company is eligible to register the resale of the Shares by the Investors using Form S-3 promulgated under the Securities Act.

3.                                      Representations and Warranties of Investors.  Each Investor, severally and not jointly, hereby makes the following representations and warranties as to such Investor:

3.1.                              Organization.  Investor, if not a natural person, is duly organized and validly existing and in good standing under the laws of the state of its organization.

3.2.                              Authority.   Investor has the corporate or other authority to execute and deliver this Agreement and the Questionnaire to which such Investor is a party and to perform its obligations hereunder.

3.3.                              No Violation.  The execution and the delivery by Investor of this Agreement and the performance by Investor of its obligations hereunder do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, or (d) require any authorization, consent or approval not heretofore obtained pursuant to, any Contractual Obligation or Requirement of Law binding upon or applicable to Investor or any of its properties or assets and which would have a material adverse effect on the financial condition or operations of Investor.

3.4.                              Enforceability.  This Agreement constitutes the legal, valid and binding obligation of Investor and is enforceable against Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

3.5.                              Investment Intent.  Investor is acquiring the Shares for its own account for investment and not with a view to, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act.  Investor is an “accredited investor” as such term is defined in Regulation D under the Securities Act.  Investor acknowledges that the Shares shall be “restricted securities” within the meaning of SEC Rule 144, will contain a transfer restriction legend and may only be resold pursuant to an effective registration statement filed with the SEC under the Securities Act, or pursuant to SEC Rule 144 or another valid exemption from the registration requirements of the Act as established by an opinion of counsel reasonably acceptable to the Company.  Notwithstanding the foregoing, such Investor does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

3.6.                              Investigation.  Investor acknowledges that he has been given full access by the Company to all information concerning the business and financial condition, properties, operations and prospects of the Company that Investor has deemed relevant for purposes of making the investment contemplated by this Agreement and has received and reviewed the Company’s (i) preliminary summary offering memorandum dated February 9, 2009 and all exhibits thereto and (ii) final summary offering memorandum dated February 19, 2009 and all exhibits thereto.  By reason of Investor’s knowledge and experience in financial and business matters in general, the business of the Company and investments of the type contemplated by this Agreement in particular, Investor is capable of evaluating the merits and risks of making the investment in the Shares and is able to bear the economic risk of the investment (including a complete loss of its investment in the Shares).  Subject to the truth and accuracy of the representations and warranties made by the Company hereunder, Investor has conducted such investigation as it deems relevant in connection with its consummation of the transactions contemplated by this Agreement.

3.7.                              Brokers.  Investor has not agreed to pay or incurred any obligation in respect of any finder’s fee, brokerage fee or other commission in connection with the sale of Shares contemplated by this Agreement.

3.8.                              Trading Activities.  Neither the Investor nor any person acting on its behalf or at its direction has engaged in any purchase or sale of Common Stock (including without limitation any short sale, pledge, transfer, or establishment of an open

“put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act) after learning about the transaction contemplated hereby.

4.                                      Conditions to the Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction of each of the conditions set forth in this Section 4, unless waived by the Company, on or prior to the Closing Date.

4.1.                              Representations and Warranties.  If this Agreement is not signed on the Closing Date, the representations and warranties of the Investors set forth in Section 3 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date.

4.2.                              No Proceedings.  No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding by any person other than the Company or investigation by any governmental agency or authority shall be pending or, to the knowledge of the Company, threatened, challenging or imposing a material limitation on the execution, delivery or performance of this Agreement, or the consummation of any of the transactions contemplated hereby.

4.3.                              Approval of Documents.  All proceedings taken in connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to the Company and its counsel.

4.4.                              Compliance with Laws.  The purchase of the Shares by each Investor hereunder shall be legally permitted by all laws and regulations to which each Investor or the Company is subject.

4.5.                              Questionnaire.  Each investor shall have completed and executed and delivered to the Company a Questionnaire in a manner reasonably acceptable to the Company.

5.                                      Conditions to the Obligations of Investors.  The obligations of each Investor to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction of each of the conditions set forth in this Section 5, unless waived by each Investor, on or prior to the Closing Date.

5.1.                              Representations and Warranties; Performance.   If this Agreement is not signed on the Closing Date, (i) the representations and warranties of the Company set forth in Section 2 shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made on and as of such date; (ii) the Company shall have performed all obligations and complied with all covenants required to be performed or complied with by the Company under this Agreement on or prior to the Closing Date; and (iii) each Investor shall have received on the Closing Date from the Company a certificate or certificates, dated the Closing Date, to such effect, which certificate or certificates shall be signed by an authorized officer of the Company.

5.2.                              No Proceedings.  No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding by any person or investigation by any governmental agency or authority shall be pending or, to the knowledge of the Company, threatened, challenging or imposing a material limitation on the execution, delivery or performance of this Agreement, the consummation of any of the transactions contemplated thereby or the operation by the Company of its businesses as now conducted.

5.3.                              Approval of Documents.  All proceedings taken in connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to each Investor and its counsel.

5.4.                              Compliance with Laws; Consents.  The purchase of the Shares by each Investor hereunder shall be legally permitted by all laws and regulations to which each Investor or the Company is subject.  The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares at the Closing, all of which shall be and remain so long as necessary in full force and effect.

5.5.                              No Material Adverse Change.  Except as described in the SEC Reports or in Schedule 2.8, there shall have been no event that has had or could reasonably be expected to result in a Material Adverse Effect since September 30, 2008.

5.6.                              Opinion of Counsel.  Investor shall have received an opinion of counsel to the Company in substantially the form attached as Schedule 5.6 hereto.

5.7.                              Lock-up Agreements.  The Company shall have obtained and delivered to each Investor executed copies of lock-up agreements satisfactory to the Placement Agent from the directors and executive officers of the Company.

5.8.                              No Suspensions of Trading in Common Stock; Listing. The Common Stock (i) shall be listed on the NYSE Alternext US and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the NYSE Alternext US from trading on the NYSE Alternext US nor shall suspension by the SEC or the NYSE Alternext US have been threatened, as of the Closing Date, either (A) in writing by the SEC or the NYSE Alternext US or (B) by falling below the minimum listing maintenance requirements of the NYSE Alternext US.

5.9.                              Compliance Certificate. If this Agreement is not signed on the Closing Date, the Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(i) and (ii).

6.                                      Certain Covenants of the Company.

6.1.                              Listing of Common Stock.  The Company shall use its reasonable best efforts to cause the Common Stock to remain listed on the NYSE Alternext US exchange.  The Company shall cause the Shares to be listed or included on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or included.

6.2.                              Shelf Registration.  The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event no later than forty-five (45) days after the Closing Date (the “Filing Deadline”), a Registration Statement on Form S-3 (or such other form as the Company is then eligible to use) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of the Shares pursuant to plans of distribution reasonably acceptable to the Investors (the “Registration Statement”).  Each Investor agrees to promptly provide to the Company, in writing, such information as the Company may reasonably request for inclusion in the Registration Statement.  The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act no later than the earlier of (i) ninety (90) days after the Closing Date or in the event of SEC review, one hundred and twenty (120) days after the Closing Date and (ii) the third business day following the date on which the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments (the “Effectiveness Deadline”), unless upon the advice of counsel it is advisable not to accelerate the effectiveness of such Registration Statement, for such reasons including but not limited to, the Company issues an earnings release or material news or a material event relating to the Company occurs in which case such third business day shall be the third business day following the fifteen (15) calendar day period after such event occurs, and to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the date on which all Shares covered by the Registration Statement may be sold pursuant to SEC Rule 144 without the requirement for the Company to be in compliance with the current public information required under SEC Rule 144 and without volume or manner of sale restriction by persons who are not affiliates of the Company, or (ii) such date as all Shares registered on such Registration Statement have been resold either pursuant to such Registration Statement or under SEC Rule 144 (the earlier to occur of (i) or (ii) is the “Registration Termination Date”).

(a)                      Notwithstanding the registration obligations set forth in this Section 6.2, in the event the SEC informs the Company that all of the Shares cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Investors thereof and use its commercially reasonable efforts to file amendments to the initial Registration Statement as required by the SEC and/or (ii) withdraw the initial Registration Statement and file a new Registration Statement, in either case covering the maximum number of Shares permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Shares as a secondary offering; provided, however, that prior to filing such amendment or new Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Shares in accordance with SEC guidance.  Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages in Sections 6.2(k), (l) and (m), if any SEC guidance sets forth a limitation of the number of Shares or other shares of Common Stock permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Shares), the number of Shares or other shares of Common Stock to be registered on such Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the shares of Common Stock to be included by any person other than an Investor; second, the Company shall reduce or eliminate any shares of Common Stock to be included by any affiliate of the Company; and third, the Company shall reduce the number of Shares to be included by all other Investors on a pro rata basis based on the total number of unregistered Shares held by such Investors, subject to a determination by the SEC that certain Investors must be reduced before other Investors based on the number of Shares held by such Investors.  In the event the Company amends the initial Registration Statement or files a new Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Shares that were not registered for resale on the initial Registration Statement, as amended, or the new Registration Statement.  Any Registration Statements filed hereunder shall be kept effective until the Registration Termination Date.  No Investor shall be named as an “underwriter” in any Registration Statement without such Investor’s prior written consent.

(b)                     If a Registration Statement ceases to be effective for any reason at any time prior to the applicable Registration Termination Date, the Company shall use its reasonable best efforts to reinstate the effectiveness thereof.

(c)                      The Company shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as requested by the Investors.

(d)                     All Registration Expenses incurred in connection with the registrations pursuant to this Section 6.2 shall be borne by the Company. “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 6.2 hereof including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses, as defined hereinafter).   All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Investors. “Selling Expenses” shall mean all brokerage and selling commissions applicable to a sale of the Shares pursuant to the Registration Statement.

(e)                      The Company may suspend sales of Shares pursuant to the Registration Statement for a period of not more than fifteen (15) days during any six (6)

month period (an “Allowable Grace Period”) in the event it determines in good faith that such Registration Statement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided that (i) the Company shall immediately notify the Investors of such suspension and (ii) the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading; provided further that subject to the time limitations set forth above, the Company may delay such amendment if the Company determines that such delay is in the best interest of the Company in order to avoid premature public announcements of potential acquisitions or other extraordinary transactions.  At the time the Registration Statement is declared effective, each Investor shall be named as a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit such Investor to deliver such prospectus to purchasers of Shares in accordance with applicable law.

(f)                        The Company shall promptly furnish to the Investors, upon request and without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement (but shall redact any material non-public information therefrom), and (ii) after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits.  The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to any Registration Statement or any amendment thereto.

(g)                     The Company shall furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

(h)                     The Company shall use its reasonable best efforts to register and qualify the securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(i)                         The Company shall notify immediately each Investor holding Shares covered by a Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that, subject to Section 6.2(d) the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading.  The Company shall immediately notify each Investor holding Shares covered by such Registration Statement (i) when such registration statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information that pertains to the Investors as selling stockholders or their respective plans of distribution; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Shares or the initiation of any proceedings for that purpose, including pursuant to Section 8A of the Securities Act; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any other event that results in the Investors being unable to sell Shares pursuant to the Registration Statement or related prospectus.  The Company shall use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, as soon as practicable.  The Company shall, by 9:30 a.m. New York City time on the first business day after the effective date of a Registration Statement, file a final prospectus with the SEC under Rule 424(b).

(j)                         The Company shall not less than three (3) business days prior to the filing of the Registration Statement covering the Shares and not less than one (1) business day prior to the filing of any related prospectus, or any amendment or supplement thereto containing information about an Investor or the plan of distribution of the Shares, furnish to the Investor copies of such Registration Statement, prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Investor (it being acknowledged and agreed that if an Investor does not object to or comment on the aforementioned documents within such three (3) business day or one (1) business day period, as the case may be, then the Investor shall be deemed to have consented to and approved the use of such documents).  The Company shall not file any such Registration Statement covering the Shares or amendment or supplement thereto in a form to which an Investor reasonably objects in good faith, provide that, the Company is notified of such objection in writing within the three (3) business day or one (1) business day period described above , as applicable.

(k)                      If the Registration Statement covering the Shares required to be filed by the Company pursuant to this Section 6.2 is not filed with the SEC by the date that is the Filing Deadline, then the Company shall make the payments to the Investors as provided in the next sentence as liquidated damages and not as a penalty.  If the Registration Statement covering the Shares required to be filed by the Company pursuant to this Section 6.2 is not filed with the SEC by the date that is the Filing Deadline, a one-time amount equal to three percent (3%) of the purchase price for the Shares shall be paid by the Company to the Investors.

(l)                         If the Registration Statement covering the Shares required to be filed by the Company pursuant to this Section 6.2 is not declared effective by the SEC by the date that is the Effectiveness Deadline, then the Company shall make the payments to the Investors as provided in the next sentence as liquidated damages and not as a penalty.  If the Registration Statement covering the Shares required to be filed by the Company pursuant to this Section 6.2 is not declared effective by the date that is the Effectiveness Deadline, an amount equal to two percent (2%) of the purchase price for the Shares shall be paid by the Company to the Investors, and an additional amount equal to two percent (2%) of the purchase price for the Shares shall be paid by the Company to the Investors in respect of any Computation Date (as defined below) thereafter.  Except for the first payment under this Section 6.2(l), which shall be paid within five (5) business days of the Effectiveness Deadline, the amount to be paid by the Company to the Investors pursuant to this Section 6.2(l) shall begin accruing as of the Effectiveness Deadline and shall be determined and paid as of each Computation Date (as defined below) and for each thirty (30)-day period of any subsequent Computation Dates thereafter, calculated on a pro rata basis to the date on which the Registration Statement is declared effective by the SEC (the “Periodic Amount”).  However, payments pursuant to this Section 6.2(l) are subject to a cap of ten percent (10%) of the purchase price or five (5) thirty (30)-day periods.

(m)                   After the effective date of the Registration Statement, (i) if the Company suspends sales of Shares pursuant to the Registration Statement for a period exceeding the Allowable Grace Period or (ii) the Registration Statement ceases for any reason to remain continuously effective or available as to all Shares included in the Registration Statement for a period exceeding the Allowable Grace Period, an amount equal to one percent (1%) of the purchase price for the Shares shall be paid by the Company to the Investors within five (5) business days of the date of such event, and an additional amount equal to one percent (1%) of the purchase price for the Shares shall be paid by the Company to the Investors if such suspension or unavailability lasts an additional 30 days, or in respect of any subsequent suspension or unavailability period in excess of the Allowable Grace Period.

(n)                     The amounts payable under sections 6.2 (k),(l) or (m) above shall be paid by the Company to the Investors, pro rata, at the option and sole discretion of the Company, by (i) wire transfer of immediately available funds within five (5) business days after the Filing Deadline and each Computation Date or each date triggering payment pursuant to Section 6.2(m), as the case may be (each a “Measurement Date”), or (ii) by the issuance of additional shares of Common Stock; the number of shares to be issued shall be calculated as the Periodic Amount to which each Investor is entitled for each thirty (30)-day computation period, divided by the lesser of (a) 90% of the average closing price of the Common Stock for the thirty (30)-day period prior to the Measurement Date, or (b) 90% of the closing price of the Common Stock on the Measurement Date.  Any such Shares shall be entitled to the same registration right under this Section 6.2.

(o)                     As used in this Section 6.2, “Computation Date” means the date that is thirty (30) days after the Effectiveness Deadline and, if the Registration

Statement to be filed by the Company pursuant to this Section 6.2 has not theretofore been filed with the SEC or declared effective by the SEC, as the case may be, each date which is thirty (30) days after the previous Computation Date until such Registration Statement is so filed or declared effective, or until the liquidated damages limit has been reached, as the case may be.

(p)                     The liquidated damages payable under Sections 6.2 (k), (l) or (m) above shall cease to apply (except to the extent already accrued) on the date that is six months from the Closing Date and thereafter as long as the Investors are able to sell the Shares pursuant to SEC Rule 144 and the Company is in compliance with the current public information requirement under SEC Rule 144;  provided, however, that the liquidated damages contemplated hereunder shall apply in full force and effect, after the date that is six months from the Closing Date, until the date that is one year from the Closing Date, to the extent and from the date that the Company fails to file with the SEC any required reports as a result of which the Investors are unable to sell the Shares without restriction under SEC Rule 144. Such liquidated damages shall cease to apply (except to the extent already accrued), and shall be pro-rated accordingly, once the required filings are made by the Company and the Investors are otherwise able to sell the Shares pursuant to SEC Rule 144. No liquidated damages shall accrue under this Section 6.2 once the Investors are able to sell the Shares pursuant to SEC Rule 144 without the requirement for the Company to be in compliance with the current public information required under SEC Rule 144 and without restriction.

6.3.                              Termination of Registration Rights. All rights and obligations provided for in Section 6.2 (other than any liquidated damages due) shall terminate on the date on which the Company has no obligation to maintain the effectiveness of the Registration Statement; provided that the rights of any Investor under Section 6.2 shall terminate (other than the right to any liquidated damages due from the Company) on the Registration Termination Date.

6.4.                              Reports Under Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit Investors to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company agrees to:

(a)                      use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)                     use its reasonable best efforts to take such action as is necessary to enable the Investors to utilize Form S-3 or such other registration statement form as may be applicable for the sale of their Shares;

(c)                      use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)                     furnish to any Investor, so long as the Investor owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or such other form as the Company is then eligible to use), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

6.5.                              Integration.  The Company shall not, and shall use its best efforts to ensure that no Subsidiary or affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the NYSE Alternext US exchange, including, without limitation, the rules and regulations relating to stockholder approval.

6.6.                              Form D and Blue Sky.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).  The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

6.7.                              No Piggyback on the Registration Statement; Certain Preemptive Rights.

(a)                      Neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Shares and the Company shall not prior to the effective date of the Registration Statement enter into any agreement providing any such right to any of its security holders.

(b)                     In addition, if the Company, from the date hereof until the date that is 30 days after the effective date of the initial Registration Statement, proposes to prepare and file with the SEC a registration statement relating to an offering for its own account (a “Primary Offering”) under the Securities Act of any of its equity securities (other than on Form S-8, or, in connection with an acquisition on Form S-4), then the Company will

(i)                                    promptly give to each Investor that holds at least 20% of the Shares sold in the transaction contemplated by this Agreement as set forth on Schedule 1.1 hereto (each, a “Lead Investor”) written notice thereof; and

(ii)                                 the Lead Investors shall have five (5) business days to consent to the Primary Offering, which consent shall not be unreasonably withheld; if the Lead Investors do not object to such Primary Offering within five (5) business days, then such Lead Investors shall be deemed to have consented to the Primary Offering.

In addition, from the date hereof until the date that is 90 days after the effective date of the initial Registration Statement, each Investor shall have the right to purchase its pro rata share of equity or equity-linked securities in any Primary Offering on the same terms and conditions and at the same time as the most favorable offer to a third party.  Each Investor’s pro rata share, for purposes of this right, is the ratio of the shares of Common Stock owned by it immediately prior to the issuance of equity or equity-linked securities in the Primary Offering to all shares of Common Stock of the Company outstanding immediately prior to the issuance of equity or equity-linked securities in the Primary Offering.  In the event the Company proposes to undertake a Primary Offering pursuant to this Section 6.7(b) and the Lead Investors have not objected, the Company shall give each Investor at least four business days’ written notice of its intention, describing the type of equity or equity-linked securities, and the general terms upon which the Company proposes to issue the same.  The Company shall have the right to terminate or withdraw any such registration initiated by it under this Section 6.7(b) prior to the effectiveness of such registration whether or not any Investor has elected to exercise its preemptive right in such registration.

7.                                      Indemnification.

7.1.                              Indemnification by the Company.  The Company will indemnify, defend and hold harmless each Investor, its officers, directors, employees, partners, affiliates, agents, representatives and legal counsel, and each person controlling (or deemed controlling) such Investor within the meaning of the Securities Act, (collectively, the “Investors’ Agents”) against all claims, losses, damages, liabilities, costs and expenses (or actions in respect thereof) (“Liabilities”), joint or several, arising out of or based on (A) (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Investors and the Investors’ Agents for any legal or any other expenses reasonably incurred in connection with investigating or defending any Liabilities, as such expenses are incurred, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any registration, qualification or compliance relating to the Shares, and will reimburse each Investor, and each Investors’ Agents, for any legal and any other expenses reasonably incurred in connection with investigating or defending any Liabilities; or (B) any breach of any covenant, agreement, representation or warranty of the Company in this Agreement.  Notwithstanding the foregoing, the Company shall not be liable under this Section 7.1: (a) in any such case to the extent that any Liabilities or expense arises out of or are based on any untrue statement or omission in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein, (b) for any amount paid in settlement of claims without the Company’s written consent (which consent shall not be unreasonably withheld), or (c) to an indemnified party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) of such indemnified party; provided, further, that if and to the extent that such indemnification against any Liabilities is held, by final judicial determination to be unenforceable, in whole or in part, for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified Liabilities.  In connection with the obligation of the Company to indemnify for expenses as set forth above, if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded without any interest thereon to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) of such indemnified party.

7.2.                              Indemnification by Investors.  In connection with any Registration Statement in which an Investor is participating, such Investor will severally and not jointly indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, any underwriter (the “Company’s Agents”), and each other Investor, against all Liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, any prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, the Company’s Agents and each other Investor for any legal or any other expenses reasonably incurred in connection with investigating or defending any Liabilities, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, any prospectus, offering circular or other similar document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein.  Notwithstanding the foregoing, the indemnity agreement provided in this Section 7.2 shall not apply to amounts paid in settlement of any Liabilities if such settlement is effected without the written consent of the Investor, which consent shall not be unreasonably withheld. In no event shall an Investor’s indemnification obligation exceed the net proceeds received from its sale of the Shares.

7.3.                              Notification; Procedure.

(a)                      Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 7, but only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(b)                     If the indemnification provided for in this Section 7 is held to be unavailable to an Indemnified Party with respect to any Liabilities or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such Liabilities or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an Investor under this Section 7.3(b) exceed the net proceeds received by such Investor from its sale of the Shares. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence.

(c)                      The obligations of the Company and each Investor under this Section 7 shall survive the Closing and the completion of any offering of the Shares in a Registration Statement, any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

(d)                     Each Investor shall furnish in writing to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 7.

7.4.                              Registration Rights.  Each Investor agrees that if such Investor wishes to sell securities pursuant to the Registration Statement, it will do so in accordance with this Agreement.

8.                                      Survival of Representations and Warranties.  All representations, warranties and agreements made by the Company and Investors in this Agreement or in any certificate or other instrument delivered pursuant hereto shall survive the Closing and any investigation and discovery by the Company or by Investors, as the case may be, made at any time with respect thereto.

9.                                      Miscellaneous Provisions.

9.1.                              Deliveries.  The Company and Investors hereby covenant and agree to use their respective reasonable best efforts to perform each of their obligations hereunder, to deliver all certificates and to satisfy all other conditions set forth in this Agreement and to close the transactions contemplated by this Agreement on the Closing Date.

9.2.                              Successors and Assigns.  This Agreement is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective successors and assigns; provided, however, that neither this Agreement nor any right pursuant hereto nor interest herein shall be assignable except (a) by the Company with the consent of the Investors, (b) by the Company in connection with a merger, consolidation or sale of all or substantially all of its assets, (c) by an Investor with the prior written consent of the Company or (d) by an Investor in connection with a sale or other transfer of the Shares.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any other person.

9.3.                              Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Investors at the address set forth on the signature page hereof:

if to the Company at the following address:	with a copy to:

BPZ Resources, Inc.	Seyfarth Shaw LLP
580 Westlake Park Blvd., Suite 525	3700 Bank of America Building
Houston, Texas 77079	700 Louisiana
Attn: Chief Executive Officer and President	Houston, Texas 77002
Attn: Chief Financial Officer	Attn: Mark W. Coffin
Fax: (281) 556-6377	Fax: (713) 225-2300

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

9.4.                              Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

9.5.                              Governing Law; Forum.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts entered into and to be wholly performed therein.  Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 9.3, such service to become effective 10 days after such mailing.

9.6.                              Attorneys’ Fees.  If any party should institute any action to enforce or interpret any term or provision of this Agreement, the party prevailing in such action, after all appeals have been exhausted, shall be entitled to its attorneys’ fees, out-of-pocket disbursements and all other expenses from the non-prevailing party in such action.

9.7.                              Entire Agreement.  This Agreement (together with all Exhibits and Schedules hereto) constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral negotiations, discussions, agreements and understandings with respect to such subject matter.

9.8.                              Section Headings.  The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

9.9.                              Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all Investors who then hold Shares.

9.10.                        Interpretation.  Each of the Investors and the Company have participated in the negotiation and drafting of this Agreement.  Accordingly, each of the parties hereby waives any statutory provision, judicial precedent or other rule of law to the effect that contractual ambiguities are to be construed against the party who shall have drafted the same.

9.11.                        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement except to the extent that any provision would clearly be contemplated by the parties to be conditioned upon the validity and enforceability of such invalid or prohibited provision.

9.12.                        Public Announcements.   On or before 8:30 a.m., New York City time, on the first business day following the date of this Agreement, the Company shall issue a one or more press releases (each, a “Press Release”) describing the terms of the transactions contemplated by this Agreement, but not disclosing in such press release(s) the names of any Investor or any of its affiliates or investment advisers or the amount of Shares purchased by each Investor.  In addition, on or before 8:30 a.m., New York City time, on the second business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching this Agreement as an exhibit to such filing.  From and after the filing of the Company’s Form 10-K (the “10-K Filing”) for the year ended December 31, 2008 with the SEC, the Investors as a consequence of participating in the transactions contemplated by this Agreement shall not be in possession of any material, nonpublic information received from the Company, any of the Subsidiaries or any of their respective officers, directors, employees or agents authorized to disclose such information, that is not disclosed in such Form 10-K; provided, however, that if such Form 10-K is not filed by March 2, 2009, the

Company will file by 8:30 a.m., New York City time, on March 3, 2009 a Current Report on Form 8-K disclosing any material non-public information that the Company may have provided any Investor prior to the issuance of such Form 8-K (the “8-K Filing”) that has not been publicly disclosed.  The Company shall not, and shall cause each of the Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investors with any material, nonpublic information regarding the Company or any of the Subsidiaries from and after the issuance of the Press Release(s) without the consent of the Investors.  Except for such disclosure as the Company is advised by counsel is required to be included in documents filed with the SEC or otherwise required by law or by any stock exchange on which the Company is listed, in which case the Company shall provide the Investors with prior written notice of such disclosure, the Company shall not use the name of, or make reference to, any Investor or any of its affiliates or investment advisers in any press release or in any public manner (including any reports or filings made by the Company under the Exchange Act) without such Investor’s prior written consent.

9.13.                        Short Sales.  Each Investor agrees that it will not directly or indirectly make or participate in any “short sales,” as defined in Rule 200 under Regulation SHO, of the Company’s Common Stock, whether or not exempt, until the earlier of (i) the effective date of the Registration Statement covering the Shares purchased by such Investor hereunder, (ii) the date that the Shares may be sold pursuant to SEC Rule 144  or (iii) one year after the Closing Date.  Notwithstanding the foregoing, in the event that an Investor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decision made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that has knowledge about the financing transaction contemplated by this agreement. Each Investor will not use any of the restricted Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws and otherwise will comply with federal securities laws in the holding and sale of the Shares.

9.14.                        Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and its transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent.

9.15.                        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

9.16.                        Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  The decision of each Investor to purchase Shares pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor and any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statement or opinions.  Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor has been represented by its own separate legal counsel in its review and negotiation of this Agreement.  The Company has elected to provide all Investors with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by any Investor.

9.17.                        Fees and Expenses.  The Company shall reimburse the Investors listed on Schedule 9.17 for all legal fees incurred in connection with this Agreement, which amount shall be paid directly by the Company at the Closing. Except as set forth in this Section 9.17, each party hereto shall bear its own expenses in connection with the preparation and negotiation of the Agreement.

9.18.                        Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever any Investor exercises a right, election, demand or option hereunder and the Company does not timely perform its related obligations within the periods herein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

9.19.                        Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to this Agreement to which Investor was entitled or an Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

BPZ RESOURCES, INC.,
a Texas corporation

Manuel Pablo Zúñiga-Pflücker
President and Chief Executive Officer
580 Westlake Park Blvd., Suite 525
Houston, Texas 77079

INVESTOR

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